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                                   EXHIBIT 12

                         STATE STREET BOSTON CORPORATION

                       RATIO OF EARNINGS TO FIXED CHARGES

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                                     THREE MONTHS
                                         ENDED                   YEAR ENDED DECEMBER 31,
                                        MARCH 31,   -------------------------------------------------------
                                          1996         1995        1994       1993       1992       1991
                                       ----------   -----------  ---------  ---------  ---------  ---------
                                                                    (DOLLARS IN THOUSANDS)
(A) Excluding interest on deposits:
Earnings:
  Income before income taxes ........  $  109,062    $  370,242   $343,229   $292,523   $271,163   $241,167
  Fixed charges .....................     105,136       494,678    266,985    183,814    189,369    184,630
                                       ----------    ----------   --------   --------   --------   --------
        Earnings as adjusted ........  $  214,198    $  864,920   $610,214   $476,337   $460,532   $425,797
                                       ==========    ==========   ========   ========   ========   ========

Income before income taxes:
  Pretax income from continuing
    operations as reported ..........  $  107,988    $  366,490   $340,134   $291,091   $270,821   $241,130
  Share of pretax income (loss)
    of 50% owned subsidiaries not
    included in above  ..............       1,074         3,752      3,095      1,432        342         37
                                       ----------    ----------   --------   --------   --------   --------
        Net income as adjusted ......  $  109,062    $  370,242   $343,229   $292,523   $271,163   $241,167
                                       ==========    ==========   ========   ========   ========   ========

Fixed charges:
  Interest on other borrowings ......  $  102,141    $  482,613   $254,780   $170,176   $172,397   $167,714
  Interest on long-term debt
    including amortization of
    debt issue costs ................       2,117         8,525      8,625     10,022     13,324     13,238
Portion of rents representative of
    the interest factor in long
    term lease ......................         878         3,540      3,580      3,616      3,648      3,678
                                       ----------    ----------   --------   --------   --------   --------
        Fixed charges ...............  $  105,136    $  494,678   $266,985   $183,814   $189,369   $184,630
                                       ==========    ==========   ========   ========   ========   ========


Ratio of earnings to fixed charges ..        2.04x         1.75x      2.29x      2.59x      2.43x      2.31x

(B) Including interest on deposits:
Adjusted earnings from (A) above ....  $  214,198    $  864,920   $610,214   $476,337   $460,532   $425,797
Add interest on deposits ............     110,571       416,047    280,687    213,890    263,927    306,642
                                       ----------    ----------   --------   --------   --------   --------
Earnings as adjusted                   $  324,769    $1,280,967   $890,901   $690,227   $724,459   $732,439
                                       ==========    ==========   ========   ========   ========   ========
Fixed charges:
  Fixed charges from (A) above ......  $  105,136    $  494,678   $266,985   $183,814   $189,369   $184,630
  Interest on deposits ..............     110,571       416,047    280,687    213,890    263,927    306,642
                                       ----------    ----------   --------   --------   --------   --------
Adjusted fixed charges ..............  $  215,707    $  910,725   $547,672   $397,704   $453,296   $491,272
                                       ==========    ==========   ========   ========   ========   ========
Adjusted earnings to adjusted
 fixed charges ......................        1.51x         1.41x      1.63x      1.74x      1.60x      1.49x
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